UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2012

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 15, 2012 (the “Grant Date”), Silicon Image, Inc. (the “Registrant”) granted equity incentives to its named executive officers (“NEOs”) in the form of (i) restricted stock units (“RSUs”) with vesting based on the performance of the price of the Registrant’s common stock over the vesting period (“PBRSUs”), (ii) RSUs with time-based vesting (“TBRSUs”) and (iii) options to purchase shares of the Registrant’s common stock.  Each RSU represents the right to receive one share of the Registrant’s common stock upon the vesting of such RSU, and each option and RSU is subject to the terms of the Registrant’s 2008 Equity Incentive Plan.

CEO PBRSU Grant

The Registrant’s equity award to its Chief Executive Officer (“CEO”) consists entirely of the PBRSUs listed in the table below under the caption “RSU-1”.  The CEO’s PBRSUs require that the price of the Registrant’s common stock appreciate a minimum of twenty five percent (25%) over the vesting period in order to vest fully.  The CEO’s PBRSUs will vest over four (4) years, with 25% of the total number of shares vesting on each anniversary of the Grant Date, provided that, on each such anniversary date (if such date is a trading day and, if not, the immediately succeeding trading day), the average closing price per share of the Registrant’s common stock calculated using the closing prices per share of the Registrant’s common stock as reported on the NASDAQ National Market for the sixty (60) day period ending on the trading day immediately preceding such anniversary date (if such date is a trading day and, if not, the immediately succeeding trading day) (the “Average Price”) is:

(i)	on the first anniversary of the Grant Date, equal to or greater than the Average Price on the Grant Date multiplied by 1.06 (or $4.52);
(ii)	on the second anniversary of the Grant Date, equal to or greater than the higher of $4.80 or the Average Price on the first anniversary of the Grant Date multiplied by 1.06;
(iii)	on the third anniversary of the Grant date, equal to or greater than the higher of $5.08 or the Average Price on the second anniversary of the Grant Date multiplied by 1.06; and
(iv)	on the fourth anniversary of the Grant Date, equal to or greater than the higher of $5.39 or the Average Price on the third anniversary of the Grant Date multiplied by 1.06.

If shares subject to vesting on the second anniversary of the Grant Date do not vest, they shall vest on either the third or fourth anniversary of the Grant Date if the Average Price on either of those anniversaries is $5.39 or higher. If shares subject to vesting on the third anniversary of the Grant Date do not vest, they shall vest on the fourth anniversary of the Grant date if the Average Price on such date is $5.39  or higher.  Any PBRSUs not vesting on an anniversary of the Grant Date due to the price of the Registrant’s common stock not satisfying the foregoing conditions shall be forfeited.

Other NEO Equity Awards

The Registrant’s equity awards to its NEOs other than the CEO consist of PBRSUs, TBRSUs and stock options.

The PBRSUs granted to the Registrant’s NEOs other than the CEO are listed in the table below under the caption “RSU-2” and will vest over four (4) years, with 25% of the total number of shares vesting on each anniversary of the Grant Date, provided that, on each such anniversary date (if such date is a trading day and, if not, the immediately succeeding trading day), the Average Price is:

(i)	on the first anniversary of the Grant Date, equal to or greater than the Average Price on the Grant Date multiplied by 1.06 (or $4.52);
(ii)	on the second anniversary of the Grant Date, equal to or greater than the Average Price on the first anniversary of the Grant Date multiplied by 1.06;
(iii)	on the third anniversary of the Grant Date, equal to or greater than the Average Price on the second anniversary of the Grant Date multiplied by 1.06; and
(iv)	on the fourth anniversary of the Grant Date, equal to or greater than the Average Price on the third anniversary of the Grant Date multiplied by 1.06.

Any such PBRSUs not vesting on an anniversary of the Grant Date due to the price of the Registrant’s common stock not satisfying the foregoing conditions shall be forfeited.

The TBRSU awards to the Registrant’s NEOs are listed in the table below under the caption “RSU-3” and will vest over four (4) years, with 25% of the total number of shares vesting on each anniversary of the Grant Date until fully vested.

The Registrant’s stock option awards to its NEOs are listed in the table below and shall have an exercise price per share equal to the closing price per share of the Registrant’s common stock as reported on the NASDAQ National Market on the Grant Date and shall vest over 4 years, with 25% of the total number of shares vesting on the first anniversary of the Grant Date and 1/48th of the total number of shares vesting monthly thereafter until fully vested.

No shares will vest as to any of the grants listed herein, upon any of the vesting dates or milestones, unless the recipient continues to provide services to the Registrant as of each vesting date or the date of the occurrence of the relevant milestone.

				Stock
Name and Title	RSU-1	RSU-2	RSU-3	Options
Camillo Martino,
Chief Executive Officer and Director	240,000	-	-	-
Noland Granberry,
Chief Financial Officer	-	15,000	15,000	60,000
Edward Lopez,
Chief Legal & Administrative Officer	-	12,500	12,500	50,000
Timothy Vehling,
Vice President, Product Marketing, and Vice President and General Manager, Wireless Division	-	15,000	15,000	60,000
Eric Almgren,
Vice President, IP Business Group	-	15,000	15,000	60,000

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2012	SILICON IMAGE, INC.

	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer